EXHIBIT 16.1

Rogelio G. Castro, CPA

463 W. 5th Street

Oxnard, CA 93030

March 31, 2004

United States Securities and

Exchange Commission

Washington, DC 20549

Re:	Jasmine’s Garden
SEC File No. 333-64804

Dear Securities and Exchange Commission:

The undersigned is the former independent accountant for Jasmine’s Garden.  I have reviewed the Registrant’s Current Report on Form 8k filed on March 31, 2004, and agree with the statements made by the Registrant with respect to my resignation as principal accountant.

Sincerely Yours,
/s/ Rogelio G. Castro, CPA